Exhibit 10.1


                        AMENDMENT TO EMPLOYMENT AGREEMENT
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     This Amendment to Employment Agreement (this "Amendment") is entered into as of September 1, 2005, by and between OpBiz, L.L.C. ("Employer"), and Donna Lehmann ("Employee").

     Whereas, the Employer and Employee are parties to an Employment Agreement dated September 1, 2004 (the "Agreement");

     Whereas, Employer and Employee wish to make certain amendments to the Agreement as set forth below;

     Now, therefore, for good and valuable consideration, the Employer and Employee agree to amend the Agreement as follows:

1. The parties wish to delete Section 2 of the Agreement in its entirety and replace with the following:

     Effective Date; Specified Term. This Agreement shall be effective as of Employee's commencement date. Subject to earlier termination as provided herein, the term of the Employee's employment hereunder shall commence on September 1, 2004 and terminate on the third anniversary thereof (the "Specified Term"). If Employee remains employed by Employer following the Specified Term, any such employment shall be on an at-will basis, unless the parties agree in writing to extend the Specified Term.

2. The parties wish to delete the third sentence of Section (8)(a) of the Agreement in its entirety and replace with the following:

     In recognition of their heightened need for protection from abuse of relationships formed or information garnered before and during the Specified Term of the Employee's employment hereunder, Employee covenants and agrees for the Specific Term of the Employee's employment hereunder and for three (3) months following expiration or termination of Employee's employment, not to directly or indirectly be employed by, provide consultation or other services to, engage or participate in, provide advice, information or assistance to, fund or invest in, or otherwise be connected or associated in any way or manner with, any firm, person, corporation or other entity which is either directly, indirectly or through an affiliated company or entity, engaged in gaming or proposes to engage in gaming in Clark County, Nevada.

3.   The parties wish to delete Section 11 (b) in its entirety and replace with
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     the following:
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     Termination by Employer without Cause. Employer may terminate Employee "at will" at any time upon fifteen (15) days prior written notice, or, in the Employer's sole discretion, the equivalent of two weeks of Base Salary in lieu of notice. If Employer terminates Employee at will under this paragraph, Employee shall have no right to receive any compensation or benefit hereunder or otherwise from Employer or any member of the Employer Group on and after the effective date of termination of employment other than (1) unpaid Base Salary and accrued paid time off earned to the date of termination of employment (which shall be paid on Employer's next scheduled payroll date), (2) expense reimbursement pursuant to Section 3(d), (3) benefits provided pursuant to Section 3(c), subject to the terms and conditions applicable thereto, and (4) twelve (12) months of Base Salary.

4. The parties wish to delete Section 12 of the Agreement in its entirety and replace with the following:

     Termination by Employee. Employee may terminate Employee's employment hereunder upon thirty (30) days' prior written notice to Employer. If Employee shall terminate her employment other than for (a) death, (b) Disability, (c) failure of Employer to pay Employee's compensation when due, or (d) material reductions in Employee's duties and responsibilities without her consent, Employee shall have no right to receive any compensation or benefit hereunder or otherwise from Employer or any member of the Employer Group on and after the effective date of termination of employment other than (1) unpaid Base Salary and accrued paid time off earned to the date of termination of employment (which shall be paid on Employer's next scheduled payroll date), (2) any earned but unpaid bonus then payable to Employee (which shall be paid on Employer's next scheduled payroll date), (3) business expense reimbursement pursuant to Section 3(d), and (4) benefits provided pursuant to Section 3(c), subject to the terms and conditions applicable thereto.

5. Effect. This Amendment shall act to amend the terms as conditions set forth in the Agreement as set forth herein and all other terms and conditions of the Agreement shall remain in full force and effect. The Agreement, as so amended, shall supersede and replace any and all other prior discussions and negotiations as well as any and all agreements and arrangements that may have been entered into by and between Employee or any predecessor thereof, on the one hand, and Employee, on the other hand, prior to the date first written above relating to the subject matter hereof. Employee acknowledges that all rights under such prior agreements and arrangements shall be extinguished.

     IN WITNESS WHEREOF, Employer and Employee have entered into this Amendment in Las Vegas, Nevada, as of the date first written above.

     "EMPLOYEE"

     DONNA LEHMANN


     /S/ Donna Lehmann
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     Signature


     "EMPLOYER"

     OpBiz, L.L.C.


     By:  /S/ Michael V. Mecca
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     Its: Chief Executive Officer
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          Title